Exhibit 10.17

Private and Confidential	Final version
8 August 2000

Revised 30 December 2003

RULES OF THE SIBELIUS SOFTWARE LIMITED

UNAPPROVED DISCRETIONARY SHARE OPTION SCHEME 2000

Deloitte and Touche

Hill House

1 Little New Street

London

EC4A 3TR

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TABLE OF CONTENTS

		Page No.

1	Definitions	1

2	Grant of Options	3

3	Rights of exercise and lapse of Options	4

4	Takeover, reconstruction and amalgamation, and liquidation	6

5	Manner of Exercise	7

6	Issue or Transfer of Shares	8

7	Adjustments	8

8	Administration	8

9	Alterations	9

10	General	10

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Rules of the Sibelius Software Limited Unapproved Discretionary Share Option Scheme 2000

1.	Definitions

1.1	In this Scheme, the following words and expressions shall bear, unless the context otherwise requires, the meanings set forth below:

"Associated Company"	an associated company of the Company within the meaning the expression bears in section 187(2) of the Taxes Act;
"the Board"	the board of directors of the Company, or a duly authorised committee thereof;
"the Company"	Sibelius Software Limited (registered in England and Wales under No 3338819);
"Control"	the meaning given by section 840 of the Taxes Act;
"Date of Grant"	the date on which the Board grants an Option;
"Discretionary Share Option Scheme"	an employees' share option scheme in which participation is solely at the discretion of the Board;
"Eligible Employee"	any individual who is a former or present director or employee of a Participating Company;
"Employees' Share Scheme"	the meaning given by section 743 of the Companies Act 1985 (UK);
"Exercise Price" “Former Employee Participant” “ITEPA 2003”

the amount payable in relation to the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

a Participant who at the Date of Grant was a former employee or director (and who was not at the Date of Grant a present employee or director) of a Participating Company or an Associated Company;

Income Tax (Earnings and Pensions) Act 2003;

"Market Value"	in relation to a Share on any day its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 (UK);

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"Option"	a right to acquire Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;
"Option Price"	the price per Share, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than:
(a) the Market Value on the Date of Grant, or
(b) if greater and the Shares are to be subscribed, their nominal value, but subject to any adjustment pursuant to Rule 7;
"Participant"	a director or employee, or former director or employee, to whom an Option has been granted or (where the context so admits or requires) the personal representatives of any such person;
"Participating Company"	(a) the Company; and
(b) any other company which is under the Control of the Company or is a Subsidiary of the Company and whose directors or employees have been granted Options;
"the Scheme"	the Sibelius Software Limited Unapproved Discretionary Share Option Scheme 2000 in its present form or as from time to time amended in accordance with the provisions hereof;
"Share"	an ordinary share in the capital of the Company;
"Significant Participant"

(a)        a Participant who holds an Option over Shares which, if added to Shares under any other Option and any option granted to him by the Company under any other employee share scheme, are equal to or greater than 0.75% of the fully diluted issued share capital of the Company as at the Date of Grant of the Option; or

(b)        any other Participant at the discretion of the Board;

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"Subsidiary" "Tax Charge"	the meaning given by sections 736 and 736A of the Companies Act 1985; means any charge to tax, National Insurance or any other imposition (other than secondary National Insurance contributions);
"Taxes Act"	the Income and Corporation Taxes Act 1988 (UK);
"Vesting Schedule"	the schedule to the option certificate referred to in Rule 2.4 specifying the terms on which the option shall vest;
"Year of Assessment"	a year beginning on any 6 April and ending the following 5 April.

1.2	In the Scheme, unless the context requires otherwise:

(a)	the headings are inserted for convenience only and do not affect the interpretation of any Rule;

(b)	a reference to a Rule is a reference to a rule of the Scheme;

(c)	a reference to a statute or statutory provision includes a reference:

(i)	to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

(ii)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	to any subordinate legislation made under it;

(d)	words in the singular include the plural, and vice versa;

(e)	a reference to the masculine shall be treated as a reference to the feminine, and vice versa;

(f)	if a period of time is specified and starts from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(g)	a reference to "a year" shall be a period calculated by reference to a previous or subsequent anniversary of a particular date.

2.	Grant of Options

2.1	An Option may only be granted by the Board to an Eligible Employee who is nominated at the discretion of the Board.

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2.2

The Board may grant an Option at any time subject to such conditions of exercise as may be determined by the Board when the Options are granted which may include (but shall not be limited to or to conditions similar to) a condition that the Participant is required to sign an election under s431(1) ITEPA 2003 or under any other provision of Chapter 2 of Part 7 ITEPA 2003.

2.3	Following the grant of an Option, an Eligible Employee may release that Option within 30 days of its grant by notice in writing to the Company.

2.4

The Company shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, the number and class of Shares over which the Option is granted, the terms on which the Option shall vest and the Option Price. The option certificate shall be sealed or executed in such a manner as to take effect in law as a deed.

2.5	Except as provided in the Scheme, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.

2.6	No amount shall be paid in respect of the grant of an Option.

3.	Rights of exercise and lapse of Options

3.1	(a)	Save as provided in Rules 3.2, 3.3 and Rule 4, an Option shall only become

capable of exercise in accordance with the terms set out in the Vesting          Schedule.

(b)	Save as provided in Rules 3.2, 3.3, 3.6 and Rule 4, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company or an Associated Company;

(c)	Save as provided in Rules 3.2, 3.3 and Rule 4, an Option may only be exercised if any condition pursuant to Rule 2.2 have been fulfilled to the satisfaction of the Board.

3.2	An Option may be exercised by the personal representatives of a deceased Participant within one year following the date of his death.

3.3

At the discretion of the Board and subject to Rule 3.7, an Option may be exercised within six months following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company (or within such other period as the Board in its discretion may determine before the expiry of that six month period) if such cessation is as a result of:

(a)	retirement at normal retirement age being the age at which he is either bound or entitled to retire in accordance with his contract of employment;

(b)	early retirement by agreement with his employer;

(c)	injury or disability;

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(d)	redundancy within the meaning of the Employment Rights Act 1996;

(e)	the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company;

(f)	any other reason at the discretion of the Board (such discretion to be exercised within 14 days of the cessation).

3.4

If a Participant, whilst continuing to hold an office or employment with a Participating Company or an Associated Company, is transferred to work in another country and as a result of that transfer the Participant will either:

(a)	become subject to income tax on his remuneration in the country to which he is transferred and the Board is satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

(b)

become subject to restrictions on his ability to exercise an Option or to deal in the Shares issuable upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred, the Participant may exercise the Option in the period commencing three months before and ending three months after the transfer takes place.

3.5	Subject to Rule 3.8, Options shall lapse upon the occurrence of the earliest of the following events:

(a)	the tenth anniversary of the Date of Grant;

(b)

the expiry of any of the periods specified in Rules 3.2 and 3.3 (save that if at the time any of the applicable periods under Rule 3.3 expire, time is running under the period in Rule 3.2, the Option shall not lapse by reason of this Rule 3.5(b) until the expiry of the period under Rule 3.2);

(c)	the expiry of any of the periods specified in Rules 4.3, 4.4, 4.5 and 4.7 and, at the discretion of the Board, the expiry of any of the periods specified in Rules 4.1 and 4.8;

(d)

the Participant ceasing to hold an office or employment with a Participating Company or an Associated Company howsoever that cessation occurs whether lawful or unlawful, in any circumstances other than:

(i)	where the cessation of office or employment arises on any of the grounds specified in Rules 3.2 and 3.3; or

(ii)	where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 4;

(e)	subject to Rule 4.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

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(f)

the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt;

(g)

the variation of the Participant’s contract of employment where the variation has the effect of reducing the Participant’s contractual hours of work by more than 15% since his Option was granted, but only in respect of the equivalent percentage of Shares subject to the Option or, at the Board’s discretion, a lesser percentage of Shares subject to the Option.

3.6

Where an Option has been granted to a Former Employee Participant, the Option may be exercised, subject to Rules 3.7 and 3.8, where the Participant is not an employee or director of a Participating Company or an Associated Company.

3.7

Where an Option has been granted to a Former Employee Participant, the Option may be exercised within six months following the date on which the Participant ceases to provide services as a consultant or sub-contractor to a Participating Company or an Associated Company (or within such other period as the Board in its discretion may determine before the expiry of that six month period) if such cessation is as a result of:

(a)	injury or disability;

(b)_

the transfer or sale of the undertaking or part-undertaking to which the Participant provides services as a consultant or sub-contractor to a person who is neither under the Control of the Company nor an Associated Company;

(c)	any other reason at the discretion of the Board (such discretion to be exercised within 14 days of the cessation)

provided that the Board’s determination of whether or not the Participant has so ceased to provide services to a Participating Company or an Associated Company shall be final and conclusive.

3.8	Where an Option has been granted to a Former Employee Participant, the Option shall lapse upon the occurrence of the earliest of the following events:

(a)	the tenth anniversary of the Date of Grant;

(b)

the expiry of any of the periods specified in Rules 3.2 and 3.7 (save that if at the time any of the applicable periods under Rule 3.7 expire, time is running under the period in Rule 3.2, the Option shall not lapse by reason of this Rule 3.8(b) until the expiry of the period under Rule 3.2);

(c)	the expiry of any of the periods specified in Rules 4.3, 4.4, 4.5 and 4.7 and, at the discretion of the Board, the expiry of any of the periods specified in Rules 4.1 and 4.8;

(d)	the Participant ceasing to provide services as a consultant or sub-contractor to a Participating Company or an Associated Company howsoever that cessation

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occurs whether lawful or unlawful (and the Board’s determination of whether or not the Participant has so ceased to provide services to a Participating Company or an Associated Company being final and conclusive), in any circumstances other than:

(i)	where the cessation of office or employment arises on any of the grounds specified in Rules 3.2 and 3.7; or

(ii)	where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 4;

(e)	subject to Rule 4.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

(f)

the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt;

4.	Takeover, reconstruction and amalgamation, liquidation and flotation

4.1	Subject to Rules 4.7 and 4.8, if any person obtains Control of the Company as a result of making:

(a)	an offer to acquire the whole of the issued share capital of the Company which is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired on the exercise of Options,

an Option may be exercised within three months of such change of Control.

4.2	For the purposes of Rule 4.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

4.3

Subject to Rules 4.7 and 4.8, if any person becomes bound or entitled to acquire Shares under sections 428 to 340F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986, an Option may be exercised at any time when that person remains so bound or entitled.

4.4

Subject to Rules 4.7 and 4.8, if, under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, an Option may be exercised within six months of the court sanctioning the compromise or arrangement.

4.5	If notice is duly given of a resolution for the voluntary winding-up of the Company, an Option may be exercised within two months from the date of the resolution.

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4.6	Rule 4.7 shall apply where any company ("the Acquiring Company"):

(a)	obtains Control of the Company in accordance with Rule 4.1; or

(b)

obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

(c)	becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986,

and within three months of obtaining Control of the Company, the Acquiring Company offers to a Significant Participant an option over shares in the Acquiring Company, or any other company which has Control of the Acquiring Company, on equivalent terms to his subsisting Option ("the New Option") in consideration of the release by the Participant of his subsisting Option.

4.7

Where a New Option (as defined in Rule 4.6) is offered to a Significant Participant, that Participant shall release his subsisting Option in consideration of the New Option within three months of such an offer, failing which his subsisting Option shall lapse.

4.8

Where a New Option is not offered to a Significant Participant, the Significant Participant may exercise his Option during the period commencing three months after the Acquiring Company obtains control of the Company and ending on the date that is five months after the Acquiring Company obtains control.

4.9

The New Option shall not be regarded for the purposes of Rule 4.6 as equivalent to the subsisting Option unless the New Option shall be exercisable in the same manner as the subsisting Option and subject to the provisions of the Scheme as if the New Option were granted under the Scheme at the same time as the subsisting Option and, except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1, the reference to Sibelius Software Limited in the definition of "the Company" in Rule 1 were a reference to the different company mentioned in Rule 4.6.

4.10

If the Board becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Board, would affect the current or future value of any Options, the Board, acting fairly reasonably and objectively may, in their absolute discretion, allow some or all Options to be exercised. The Board shall specify the period in which such Options shall be exercisable and whether such Options shall lapse at the end of the specified period.

5.	Manner of exercise

5.1

An Option may be exercised, in whole or in part, subject to applicable law, by the delivery to the Secretary of the Company or its duly appointed agent of an option certificate covering at least all the Shares over which the Option is then to be

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exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the exercise price payable in respect of the Shares over which the Option is to be exercised. The Board, in its discretion, may permit the Participant to satisfy the remittance of the Exercise Price by electing to have the Board withhold Shares deliverable under the Option to be exercised. If any conditions pursuant to Rule 2.2 must be fulfilled before an Option is to be exercised, the delivery of the option certificate shall not be treated as effecting the exercise of an Option unless and until the Board is satisfied that the conditions have been fulfilled.

5.2

If the Company or a Participating Company is obliged to account for any Tax Charge for which the Participant in question is liable by virtue of the exercise of the Option and neither that nor any other Participating Company is able to withhold the appropriate amount from that Participant’s remuneration or has received payment from him of a corresponding amount, the Company shall be entitled to discharge such Tax Charge by selling such number of Shares in respect of which the Option has been validly exercised and transferring the balance of the Shares to the Participant.

6.	Issue or transfer of Shares

6.1	Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the effective date of exercise of the Option.

6.2	The Board shall procure the transfer of any Shares to be transferred pursuant to the exercise of an Option within 28 days following the effective date of exercise of the Option.

6.3

Shares to be issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

6.4

Shares to be transferred pursuant to the Scheme will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.	Adjustments

7.1

The number of Shares over which an Option is granted and the Option Price thereof shall be adjusted in such manner as the Board shall determine following any capitalisation issue, rights issue, subdivision, consolidation or reduction of share capital of the Company or any other variation of share capital to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two places of decimals) the Exercise Price payable in respect of an Option shall remain unchanged.

7.2

Subject to Rule 7.3, an adjustment may be made under Rule 7.1 which would have the effect of reducing the Option Price of unissued shares to less than the nominal value of a Share, but only if, and to the extent that, the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the

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adjusted Exercise Price, and so that an exercise of any Option in respect of which the Option Price has been reduced, the Board shall capitalise and supply such sum (if any) as is necessary to pay up the amount by which the aggregate nominal value of the Shares in respect of which the Option is exercised exceeds the Exercise Price for such Shares.

7.3

Where an Option subsists over both issued and unissued Shares, an adjustment permitted by Rule 7.2 may only be made if the reduction of the Option Price of both issued and unissued Shares can be made to the same extent.

7.4

The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 7 and to call in, cancel, endorse, issue or reissue any option certificate subsequent upon such adjustment.

8.	Administration

8.1

Any notice or other communication under, or in connection with, the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

8.2	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

8.3	If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

8.4

The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or to procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

8.5	The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.

8.6	The costs of introducing and administering the Scheme shall be borne by the Company.

9.	Alterations

9.1	Subject to Rule 9.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect.

9.2	No alteration or addition shall be made under Rule 9.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

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(a)

with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(b)	by a resolution at a meeting of Participants passed by not less that 75 per cent of the Participants who attend and vote either in person or by proxy;

and for the purpose of this Rule 9.2 the Participants shall be treated as the holders of a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

9.3

Notwithstanding any other provision of the Scheme other than Rule 9.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

9.4	As soon as reasonably practicable after making any alteration or addition under Rule 9.1, the Board shall give written notice thereof to any Participant affected thereby.

10.	General

10.1

The Scheme shall terminate upon the tenth anniversary of its adoption by the Company in general meeting or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

10.2

The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act 1985.

10.3

The rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company or a Subsidiary of the Company or an Associated Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever, howsover that termination occurs, whether lawful or unlawful, insofar as those rights arise or may arise from his ceasing to have rights under the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

10.4	These Rules shall be governed by and construed in accordance with English law.

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